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                                                                    Exhibit 23.2




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM





As independent registered public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-125732) and in the related Prospectus, of our report dated September 30, 2005 related to the consolidated financial statements of Groen Brothers Aviation, Inc. for the fiscal year ended June 30, 2005, which is included in its Form 10-KSB for the fiscal years ended June 30, 2006 and 2005.


/s/ Tanner LC



TANNER LC

Salt Lake City, Utah
October 10, 2006
















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